Exhibit 99.2
News Release

Date:	February 6, 2007
Contact:	Robert Thomson
Director, Investor Relations
Phone:	201-804-3047
Email:	bob.thomson@cambrex.com
Release:	Immediate
CAMBREX COMPLETES SALE OF BIO BUSINESSES
     East Rutherford, N.J., February 6, 2007 – Cambrex Corporation (“Cambrex”) (NYSE: CBM) today announced that it has completed the sale of its Bioproducts and Biopharma subsidiaries (the “Bio Businesses”) to Lonza Group AG. The sale was approved by an overwhelming majority at a Special Meeting of Shareholders held yesterday.
     James A. Mack, Chairman, President and Chief Executive Officer of Cambrex said: “We are pleased to have completed this important step in our yearlong effort to enhance shareholder value. Assuming financing can be arranged under favorable terms at anticipated levels, we expect to distribute $13.50 to $14.50 as a special dividend to shareholders in the near future. Our shareholders will have a continued interest in a global, diversified life sciences company focused on Active Pharmaceutical Ingredients and Pharmaceutical Services. Cambrex is well positioned to create further shareholder value by building upon our strong brand recognition, leveraging our position in high growth niche markets, capitalizing on our recent investments in facilities and employees and continuing cost reduction programs. The sale of our Bio Businesses was an important milestone for Cambrex. We are excited about our growth prospects as we concentrate our resources on the pharmaceutical products and services business.”
About Cambrex
     Cambrex is a global, diversified life sciences company dedicated to providing products and services to accelerate and improve the discovery and commercialization of human therapeutics. The Company currently employs approximately 850 worldwide. For more information, please visit www.cambrex.com.
Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073
Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

Forward-Looking Statements
     This news release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Rule 3b-6 under the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding expected performance, especially expectations with respect to sales, research and development expenditures, earnings per share, capital expenditures, acquisitions, divestitures, collaborations, or other expansion opportunities. These statements may be identified by the fact that words such as “expects”, “anticipates”, “intends”, “estimates”, “believes” or similar expressions are used in connection with any discussion of future financial and/or operating performance. Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed in the Company’s periodic reports filed with the SEC. Any forward-looking statements contained herein are based on current plans and expectations and involve risks and uncertainties that could cause actual outcomes and results to differ materially from current expectations including, but not limited to, global economic trends, pharmaceutical outsourcing trends, competitive pricing or product developments, government legislation and/or regulations (particularly environmental issues), tax rate, interest rate, technology, manufacturing and legal issues, changes in foreign exchange rates, performance of minority investments, uncollectible receivables, loss on disposition of assets, cancellation or delays in renewal of contracts, lack of suitable raw materials or packaging materials, the possibility that the value of the acquisition of PermaDerm cultured skin may not be realized or that the Company’s plans to obtain a Humanitarian Device Exemption, completion of clinical trials and commercialization of PermaDerm cultured skin in the United States may not be successful, the Company’s ability to receive regulatory approvals for its products, the outcome of the evaluation of strategic alternatives, the availability of financing on favorable terms in order to fund the portion of the special dividend that is not being funded from proceeds of the sale and whether the Company’s estimates set forth in the definitive proxy statement filed January 4, 2007, with respect to its earnings and profits for tax purposes in 2007 will be correct. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to publicly update any forward- looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for us to predict which new factors will arise. In addition, we cannot assess the impact of each factor on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
     For further details and a discussion of these and other risks and uncertainties, investors and security holders are cautioned to review the definitive proxy statement, the Cambrex 2005 Annual Report on Form 10-K, including the Forward-Looking Statement section therein, and other filings with the SEC, including the Current Reports on Form 8-K filed on October 24, 2006, October 27, 2006 and November 2, 2006.
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